Calculation of Filing Fee Tables
S-8
electroCore, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001	Other	479,078	$ 6.255	$ 2,996,632.89	0.0001381	$ 413.84
Total Offering Amounts:						$ 2,996,632.89		$ 413.84
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 413.84
Offering Note
[1]	(1) This Registration Statement covers an additional 479,078 shares of common stock of the Registrant authorized to be offered and sold under the electroCore, Inc. 2018 Omnibus Equity Incentive Plan (the "2018 Plan"). In addition, pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the 2018 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of common stock. (2) This Registration Statement also covers an aggregate of 20,000 shares of common stock of the Registrant issuable upon vesting and settlement of restricted stock units that were granted outside of a shareholder approved stock or option plan pursuant to the Nasdaq "inducement grant" exception. (3) This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price of the Registrant's common stock are based upon the average of the high and low prices of the common stock on March 13, 2026, as reported on the Nasdaq Stock Market, which date is within five business days prior to the filing of this Registration Statement. (4) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources